Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated April 24, 2026, with respect to the consolidated financial statements of Cemex, S.A.B. de C.V. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Cárdenas Dosal, S.C.

KPMG Cárdenas Dosal, S.C.

Monterrey, Nuevo León, México

June 1, 2026